Exhibit 32.1

Flexpoint Sensor Systems, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned officers of Flexpoint Sensor Systems, Inc. certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

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the annual report on Form 10-KSB of the Company for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

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the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   March 12, 2007

/s/ Clark M. Mower

Clark M. Mower

Chief Executive Officer

Date:   March 12, 2007

/s/ John A. Sindt

John A. Sindt

Principal Financial Officer